Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Second Quarter 2025 Financial Results

Montvale, NJ, July 31, 2025 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2025 fiscal second quarter ended June 30, 2025. For the quarter, the Company reported net sales of $255.5 million, net earnings of $38.3 million, adjusted EBITDA(a) of $69.2 million, and free cash flow(a) of $40.7 million.

Ted Harris, Chairman, President and CEO of Balchem said, “The second quarter was another excellent quarter for Balchem. We delivered record financial results, driven by strong growth in all three of our reporting segments, while continuing to make good progress on our strategic growth initiatives.”

Second Quarter 2025 Financial Highlights:
•Record net sales of $255.5 million, an increase of $21.4 million, or 9.1%, compared to the prior year quarter.
•GAAP net earnings were $38.3 million, an increase of 19.4%, from the prior year quarter.
•Record adjusted EBITDA was $69.2 million, an increase of 11.2%, from the prior year quarter.
•GAAP earnings per share of $1.17 compared to $0.98 in the prior year quarter and record adjusted earnings per share(a) of $1.27 compared to $1.09 in the prior year quarter.
•Cash flows from operations were $47.3 million, with free cash flow(a) of $40.7 million.
•Sales and earnings from operations growth in all three of our reporting segments with record sales and earnings from operations in Human Nutrition and Health and Specialty Products.

Recent Highlights:
•Balchem announced its intent to build a new $36 million state-of-the-art food ingredient and nutraceutical micro-encapsulation manufacturing facility in Orange County, NY. If approved by the county, the facility will more than double Balchem's capacity for its fast-growing micro-encapsulation technologies.
•In late June 2025, the European Commission announced that it would impose provisional anti-dumping duties of 95.4% to 120.8% on imports into the European Union of choline chloride originating in the People's Republic of China, effective July 1, 2025.

Mr. Harris said, “I was extremely pleased with the second quarter financial results. The Balchem team delivered record second quarter net sales, adjusted EBITDA, adjusted net earnings, and adjusted EPS while also delivering solid free cash flows.”

Mr. Harris added, “Additionally, it was encouraging to see the European Commission’s provisional decision to impose significant anti-dumping duties on European choline chloride imports from China which should help to offset China’s anti-competitive pricing practices and create a level playing field within which to operate going forward.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)

Results for Period Ended June 30, 2025 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$255,467	$234,081	$505,986	$473,740
Gross margin	93,113	82,994	181,281	164,508
Operating expenses	41,671	37,197	78,824	77,035
Earnings from operations	51,442	45,797	102,457	87,473
Interest and other expenses	2,431	4,571	5,506	9,397
Earnings before income tax expense	49,011	41,226	96,951	78,076
Income tax expense	10,733	9,157	21,620	17,021
Net earnings	$38,278	$32,069	$75,331	$61,055

Diluted net earnings per common share	$1.17	$0.98	$2.30	$1.87

Adjusted EBITDA(a)	$69,224	$62,270	$135,514	$123,136
Adjusted net earnings(a)	$41,561	$35,577	$81,578	$69,161
Adjusted net earnings per common share(a)	$1.27	$1.09	$2.49	$2.12

Shares used in the calculations of diluted and adjusted net earnings per common share	32,682	32,649	32,744	32,638

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the Second Quarter of 2025:
The Human Nutrition and Health segment generated record sales of $160.8 million, an increase of $12.8 million, or 8.7%, compared to the prior year quarter. The increase was driven by higher sales within both the food ingredients and solutions businesses and the nutrients business. Record earnings from operations for this segment of $38.3 million increased $5.0 million, or 14.9%, compared to $33.4 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations(a) for this segment were $41.4 million, compared to $37.4 million in the prior year quarter, an increase of 10.8%.
The Animal Nutrition and Health segment generated quarterly sales of $56.0 million, an increase of $6.5 million, or 13.1%, compared to the prior year quarter. The increase was driven by higher sales in both the ruminant and monogastric species markets. Second quarter earnings from operations for this segment of $3.5 million increased $0.8 million, or 30.5%, compared to $2.7 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $3.8 million compared to $3.0 million in the prior year quarter, an increase of 27.8%.
The Specialty Products segment generated record sales of $37.2 million, an increase of $2.1 million, or 6.0%, compared to the prior year quarter, due to higher sales in both the performance gases and plant nutrition businesses. Record earnings from operations for this segment were $11.3 million, compared to $11.2 million in the prior year comparable quarter, an increase of 0.4%, primarily driven by the aforementioned higher sales, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations for this segment were $12.4 million, compared to $12.3 million in the prior year quarter, an increase of 1.3%.
Consolidated quarterly gross margin of $93.1 million increased by $10.1 million, or 12.2%, compared to $83.0 million for the prior year comparable period. Gross margin as a percentage of sales was 36.4% as compared to 35.5% in the prior year period, an increase of 90 basis points, primarily due to a favorable mix, partially offset by certain higher manufacturing input costs. Operating expenses of $41.7 million for the quarter increased $4.5 million from the prior year comparable quarter, primarily due to higher compensation-related costs and an increase in professional services, partially offset by lower amortization.
Net interest expense was $2.8 million and $4.2 million in the second quarters of 2025 and 2024, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings. Our effective tax rates for the three months ended June 30, 2025 and 2024 were 21.9% and 22.2%, respectively. The lower effective tax rate was primarily due to higher tax benefits from stock-based compensation.
Second quarter cash flows provided by operating activities were $47.3 million and free cash flow was $40.7 million. The $226.7 million of net working capital on June 30, 2025 included a cash balance of $65.4 million. Significant cash payments during the quarter included repurchases of common stock of $33.3 million, income taxes paid of $24.8 million, and capital expenditures and intangible assets acquired of $6.8 million.
Ted Harris said, “I would like to take this opportunity to thank the entire Balchem team for their contributions to the excellent performance of the company. We continue to show our resilience and ability to deliver strong results in various market environments and we remain confident in the long-term growth outlook for our company.”

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call

A quarterly conference call will be held on Thursday, July 31, 2025, at 11:00 AM Eastern Time (ET) to review second quarter 2025 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. Institutional investors, analysts and other members of the financial community are invited to join the live call by dialing 800-715-9871 (toll free USA/Canada), +1-646-307-1963 (USA/International) or 647-932-3411 (Canada/Toronto), five minutes prior to the scheduled start time of the conference call. Investors and the public are invited to listen to the live webcast at https://events.q4inc.com/attendee/126702503. The conference call will be available for replay shortly after the conclusion of the call at https://events.q4inc.com/attendee/126702503 for one year.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. The Human Nutrition and Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition and Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged performance gases for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Human Nutrition and Health	$160,773	$147,928	$319,230	$300,672
Animal Nutrition and Health	56,028	49,557	113,305	103,478
Specialty Products	37,185	35,094	70,460	66,707
Other and Unallocated (b)	1,481	1,502	2,991	2,883
Total	$255,467	$234,081	$505,986	$473,740

Business Segment Earnings Before Income Taxes:	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Human Nutrition and Health	$38,342	$33,367	$76,316	$66,624
Animal Nutrition and Health	3,514	2,693	8,750	4,753
Specialty Products	11,269	11,228	20,854	19,427
Other and Unallocated (b)	(1,683)	(1,491)	(3,463)	(3,331)
Interest and other expenses	(2,431)	(4,571)	(5,506)	(9,397)
Total	$49,011	$41,226	$96,951	$78,076

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of transaction and integration costs of $405 and $894 for the three and six months ended June 30, 2025, respectively, and $132 and $572 for the three and six months ended June 30, 2024, respectively.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	June 30, 2025	December 31, 2024
	(unaudited)

Cash and Cash Equivalents	$65,427	$49,515
Accounts Receivable, net	135,982	119,662
Inventories	148,150	130,802
Other Current Assets	15,296	13,791
Total Current Assets	364,855	313,770

Property, Plant and Equipment, net	290,088	282,154
Goodwill	816,391	780,030
Intangible Assets with Finite Lives, net	171,865	165,050
Right of Use Assets	17,281	17,050
Other Assets	17,767	17,317
Total Non-current Assets	1,313,392	1,261,601

Total Assets	$1,678,247	$1,575,371

Current Liabilities	$138,137	$157,685
Revolving Loan	190,000	190,000
Deferred Income Taxes	47,773	43,722
Other Long-Term Obligations	34,424	34,051
Total Liabilities	410,334	425,458

Stockholders' Equity	1,267,913	1,149,913

Total Liabilities and Stockholders' Equity	$1,678,247	$1,575,371

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$75,331	$61,055
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	22,417	26,174
Stock compensation expense	9,648	8,636
Other adjustments	(1,192)	(1,106)
Changes in assets and liabilities	(22,495)	(16,379)
Net cash provided by operating activities	83,709	78,380

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(12,372)	(13,788)
Cash paid for acquisitions, net of cash acquired	(323)	—
Proceeds from the sale of assets	267	272
Investment in affiliates	(105)	(80)
Net cash used in investing activities	(12,533)	(13,596)

Cash flows from financing activities:
Proceeds from revolving loan	63,000	26,000
Principal payments on revolving loan	(63,000)	(69,000)
Principal payments on finance leases	(97)	(111)
Proceeds from stock options exercised	6,222	9,682
Dividends paid	(28,265)	(25,568)
Repurchases of common stock	(38,589)	(5,213)
Net cash used in financing activities	(60,729)	(64,210)

Effect of exchange rate changes on cash	5,465	(1,283)

Increase (decrease) in cash and cash equivalents	15,912	(709)

Cash and cash equivalents, beginning of period	49,515	64,447
Cash and cash equivalents, end of period	$65,427	$63,738

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Balchem Corporation (NASDAQ:BCPC)

Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of adjusted gross margin
GAAP gross margin	$93,113	$82,994	$181,281	$164,508
Amortization of intangible assets and finance leases (1)	724	707	1,417	1,411
Adjusted gross margin	$93,837	$83,701	$182,698	$165,919

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$51,442	$45,797	$102,457	$87,473
Amortization of intangible assets and finance leases (1)	4,313	5,303	8,425	11,705
Transaction and integration costs (2)	405	41	894	481
Restructuring costs (3)	(192)	—	(192)	—
Nonqualified deferred compensation plan expense (4)	401	113	435	516
Adjusted earnings from operations	$56,369	$51,254	$112,019	$100,175

Reconciliation of adjusted net earnings
GAAP net earnings	$38,278	$32,069	$75,331	$61,055
Amortization of intangible assets and finance leases (1)	4,384	5,375	8,568	11,849
Transaction and integration costs (2)	405	41	894	481
Restructuring costs (3)	(192)	—	(192)	—
Income tax adjustment (5)	(1,314)	(1,908)	(3,023)	(4,224)
Adjusted net earnings	$41,561	$35,577	$81,578	$69,161

Adjusted net earnings per common share - diluted	$1.27	$1.09	$2.49	$2.12

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net earnings - as reported	$38,278	$32,069	$75,331	$61,055
Add back:
Provision for income taxes	10,733	9,157	21,620	17,021
Interest and other expenses	2,431	4,571	5,506	9,397
Depreciation and amortization	11,330	12,433	22,272	26,030
EBITDA	62,772	58,230	124,729	113,503
Add back:
Non-cash compensation expense related to equity awards	5,838	3,886	9,648	8,636
Transaction and integration costs (2)	405	41	894	481
Restructuring costs (3)	(192)	—	(192)	—
Nonqualified deferred compensation plan expense (4)	401	113	435	516
Adjusted EBITDA	$69,224	$62,270	$135,514	$123,136

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended June 30,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$10,733	21.9%	$9,157	22.2%
Impact of ASU 2016-09 (6)	283		620
Adjusted Income Tax Expense	$11,016	22.5%	$9,777	23.7%

	Six Months Ended June 30,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$21,620	22.3%	$17,021	21.8%
Impact of ASU 2016-09 (6)	873		1,327
Adjusted Income Tax Expense	$22,493	23.2%	$18,348	23.5%

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Balchem Corporation (NASDAQ:BCPC)

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$47,252	$44,992	$83,709	$78,380
Capital expenditures and proceeds from the sale of assets	(6,554)	(6,602)	(11,975)	(13,175)
Free cash flow	$40,698	$38,390	$71,734	$65,205

(1) Amortization of intangible assets and finance leases: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of acquisitions. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3) Restructuring costs: Restructuring costs related to a reorganization of the business are recorded in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(4) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(5) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(6) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and six months ended June 30, 2025 and 2024, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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